Vanderkam & Sanders
                               440 Louisiana, #475
                                Houston, TX 77002
                               713-547-8900 phone
                             713-547-8910 facsimile

                               September 28, 2001


International Synergy Holding Company, Ltd.
1801 Avenue of the Stars, Suite 600
Los Angeles, CA  90067

     Re: Form S-8 Registration Statement

Gentlemen:

         You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of International Synergy Holding Company, Ltd. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1. 175,000 shares of common stock, $.001 par value (the "Shares") issuable pursuant to Consulting Agreements (the "Agreements").

     2. 100,000 shares of common stock, $.001 par value (the "Shares") underlying warrants issuable pursuant to a Consulting Agreement dated July 27, 2001 which is referenced in connection with another Consulting Agreement as (the "Agreement").

         In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreements, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

         Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                   Sincerely,

                                                   VANDERKAM & SANDERS

                                                   /s/ Vanderkam & Sanders